EXHIBIT 1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13D relating to the common stock, par value $0.00001 per share of CIG Wireless Corp is filed on behalf of each of us.

DATED: August 9, 2013

HOUSATONIC EQUITY PARTNERS IV, L.L.C.

By: /s/ Joseph M. Niehaus
Name: Joseph M. Niehaus
Title: Managing Director

HOUSATONIC EQUITY INVESTORS IV, L.P.

By: Housatonic Equity Partners IV, L.L.C., it general partner

By: /s/ Joseph M. Niehaus
Name: Joseph M. Niehaus
Title: Managing Director

HOUSATONIC EQUITY AFFILIATES IV, L.P.

By: Housatonic Equity Partners IV, L.L.C., it general partner

By: /s/ Joseph M. Niehaus
Name: Joseph M. Niehaus
Title: Managing Director